REGISTRATION RIGHTS AGREEMENT


                  REGISTRATION RIGHTS AGREEMENT dated as of August 13, 1999 (this "Agreement"), by and among CFI ProServices, Inc., an Oregon corporation (the "Company"), and U.S. Bancorp Libra, a Division of U.S. Bancorp Investments, Inc., a Minnesota corporation (the "Investor").

                                 R E C I T A L S

                  WHEREAS, this Agreement is being entered into pursuant to that certain letter agreement dated May 14, 1999, as amended (the "Letter Agreement"), of even date herewith by and between the Company and the Investor; and

                  WHEREAS, in connection with the Letter Agreement, the Company has agreed to issue to the Investor warrants (the "Warrants") to purchase in the aggregate 58,000 shares of Common Stock representing one percent (1%) of shares of the Company as of the date hereof on a fully diluted basis.

                  NOW, THEREFORE, in consideration of these premises and the respective promises and covenants contained herein, the parties hereto agree as follows:

                                    ARTICLE 1

                                   DEFINITIONS

                  "Act" means the United States Securities Act of 1933, as amended, or any similar Federal statute, and the rules and regulations of the Commission issued under the Act, as they each may, from time to time, be in effect.

                  "Business Day" means any day other than a Saturday, Sunday or other day on which commercial banks in New York City are authorized or required to close.

                  "Commission" means the United States Securities and Exchange Commission, or any other Federal agency at the time administering the Act.

                  "Common Stock" means the shares of common stock, no par value, of the Company.

                  "Exchange Act" means the United States Securities Exchange Act of 1934, as amended, or any similar Federal statute, and the rules and regulations of the Commission issued under the Exchange Act, as they each may, from time to time, be in effect.


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                  "Holder" means the Investor who holds  Registrable  Securities and any person or entity who holds Registrable Securities and to whom the rights granted under this Agreement have been transferred in compliance with this Agreement, and their Permitted Transferees (as defined in Section 2.9 hereof).

                  "Indemnified Party" has the meaning described in Section 2.5
(c) below.

                  "Indemnifying Party" has the meaning described in Section 2.5
(c) below.

                  "Registration Statement" means a registration statement filed by the Company with the Commission in compliance with the Act and the rules and regulations promulgated thereunder for a public offering and sale of its Common Stock (other than a registration statement on Form S-8 or Form S-4, or their successors, or any other form for a limited purpose, or any registration statement covering only securities proposed to be issued in exchange for securities or assets of another entity).

                  "Registrable Securities" means shares of Common Stock issued or issuable pursuant to the exercise of the Warrants. Registrable Securities shall include any warrants, shares of capital stock or other securities of the Company issued as a dividend or other distribution with respect to or in exchange for or in replacement of such shares of Common Stock. As to any particular Registrable Securities, such securities shall cease to be Registrable Securities when (a) a Registration Statement with respect to the sale of such securities shall have become effective under the Act and such securities shall have been sold, transferred, disposed of or exchanged in accordance with such Registration Statement, (b) such securities shall have been otherwise transferred, new certificates for them not bearing a legend restricting further transfer shall have been delivered by the Company and subsequent public distribution of them shall not require registration under the Act, (c) such securities shall have ceased to be outstanding or (d) upon any sale, transfer or other disposition in any manner to a person or entity which, by virtue of
Section 2.9 hereof, is not entitled to the rights provided by this Agreement.

                                    ARTICLE 2

                               REGISTRATION RIGHTS

         Section 2.1       Shelf Registration of Registrable Securities.

                  (a) The Company shall mail as soon as practicable a questionnaire (the "Questionnaire"), soliciting the information required by Items 507 and 508 of
                           Regulations S-K under the Act, to each of the Holders, and shall deliver a copy of such Questionnaire to any Holder within five (5) days of it becoming available. As a condition to any
                           Registrable Securities being included in the Registration Statement referred to below, such Holder shall submit a Questionnaire and shall amend and submit to the Company a revised

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                           Questionnaire  any  time  the  information  contained
                           therein ceases to be accurate and complete.

               (b) The Company agrees to file with the Commission, a Registration Statement (the "Shelf Registration") for an offering to be made on a continuous basis pursuant to Rule 415 under the Act covering all Registrable Securities held by the Holder, as soon as practicable from the date hereof, but in no event more than ninety (90) days from the date hereof. The Holders shall be included as selling securityholders in such Registration Statement promptly, and within two (2) Business Days, after they have fully completed and returned to the Company the Questionnaire. The Shelf Registration shall be on Form S-3 under the Act or another appropriate form (including Form S-1, if applicable) permitting registration of such Registrable Securities for resale by the Holders in the manner or manners reasonably designated by them (including, without limitation, one or more underwritten offerings). The Company shall cause the Shelf Registration to be declared effective pursuant to the Act on or prior to the date that is one hundred eighty (180) days after the date of this Agreement (the "Effectiveness Target Date") and to keep the Shelf Registration continuously effective under the Act for sixty (60) months (the "Effectiveness Period") or such shorter period ending when there ceases to be outstanding any Registrable Securities.

               (c) The Company shall use all reasonable best efforts to keep the Shelf Registration continuously effective, for the period described in Section 2.1(b) hereof, by supplementing and amending the Shelf Registration if required by the rules, regulations or instructions applicable to the registration form used for such Shelf Registration, if required by the Act or if reasonably requested by the Holders of a majority in amount of Registrable Securities (determined on a fully converted basis) covered by such Shelf Registration.

               (d) In the event any adjustment in the Exercise Quantity (as defined in the Warrants) would result in the issuance of additional Registrable Securities upon exercise of the Warrants, the Company shall promptly, and within ten (10) Business Days, amend or supplement the Shelf Registration in order to effect a Shelf Registration of such additional Registrable Securities pursuant to the terms of Section
                    2.1(b), provided, that notwithstanding anything to the contrary in Section 2.1(b), the Effectiveness Target Date shall be ninety (90) days from the date of the effective date of the adjustment to the Exercise Quantity resulting in additional Registrable Securities becoming issuable to the Holders.

               (e) Notwithstanding anything to the contrary in this Section 2.1, the Company may, by delivering written notice to the Holders, prohibit offers and sales of Registrable Securities pursuant to the Shelf Registration at any time

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                           if (A)(i) the  Company is in  possession  of material
                           non-public information relating to the Company, (ii) the Company determines (based on advice of counsel) that such prohibition is necessary in order to avoid a requirement to disclose such material non-public information to the public and (iii) the Company determines in good faith that public disclosure of such material non-public information would not be in
                           the   best   interests   of  the   Company   and  its
                           stockholders, or (B)(i) the Company has made a public announcement relating to an acquisition or business combination transaction including the Company and/or one or more of its subsidiaries that is material to the Company and its subsidiaries taken as a whole and
                           (ii) the Company determines in good faith that (x) offers and sales of Registrable Securities pursuant to the Shelf Registration prior to the consummation of such transaction (or such earlier date as the Company shall determine) would not be in the best interests of the Company and its shareholders or (y) it would be impracticable at the time to obtain any financial statements relating to such acquisition or
                           business   combination   transaction  that  would  be
                           required  to be set forth in the Shelf  Registration;
                           provided,   however,   that   upon  (i)  the   public
                           disclosure by the Company of the material non-public information described in clause (A) of this paragraph or (ii) the consummation, abandonment or termination of, or the availability of the required financial statements with respect to, a transaction described in clause (B) of this paragraph, the suspension of the use of the Shelf Registration pursuant to this
                           Section 2.1(e) shall cease and the Company shall promptly comply, prior to the next Business Day, with
                           Section  2.3  hereof  and  notify  the  Holders  that
                           dispositions   of   Registrable   Securities  may  be
                           resumed. In the event that during the Effectiveness Period the prospectus under the Shelf Registration becomes not usable as a result of the Company's notification under this Section, the Company shall use its reasonable best efforts to provide the Holders a usable prospectus as soon as practicable, and in no event shall sales of Registrable Securities under the Shelf Registration be suspended for more than thirty (30) days in any three hundred sixty-five
                           (365) day period.

         Section 2.2       [Reserved]

         Section 2.3       Registration Procedures.

                  (a)               The Company shall, at its expense:

                           (i) file with the Commission within ninety (90) days a Registration Statement with respect to such Registrable Securities and use its best efforts to cause that Registration Statement to become and remain effective prior to the Effectiveness Target Date and for the duration of the Effectiveness Period;


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                           (ii)     prepare  and file  with the  Commission  any
                                    amendments    and    supplements    to   the
                                    Registration Statement and the prospectus included in the Registration Statement as may be necessary to keep the Registration Statement effective for the period described in Section 2.3(a)(i) above and comply with the provisions of the Act with respect to the disposition of all securities covered by such Registration Statement;

                           (iii) furnish to each selling Holder such reasonable numbers of copies of the Registration Statement, preliminary
                                    prospectus,   final   prospectus   and   any
                                    amendments  and  supplements  and such other
                                    documents   as  each   selling   Holder  may
                                    reasonably request in order to facilitate the public offering of such securities;

                           (iv) promptly and prior to the next Business Day, furnish to each selling Holder written notice of any stop order or similar notice issued by the Commission or any state agency charged with the regulation of securities and of any notice from the Nasdaq National Market or other securities exchange then listing the Registrable Securities covered by such Registration Statement;

                           (v) register or qualify the Registrable Securities covered by the Registration Statement under the securities or Blue Sky laws of such states as shall be reasonably appropriate for the distribution of the Registrable Securities; provided, however, that the Company shall not for any purpose be required to qualify to do business as a foreign corporation in any jurisdiction wherein it is not so qualified;

                           (vi) use its best efforts to make available to its security holders, as soon as reasonably practicable, an earnings statement covering the period of at least twelve (12) months, but not more than eighteen (18) months, beginning with the first month after the effective date of the Registration Statement, which earnings statement shall satisfy the provisions of Section 11(a) of the Act and Rule 158 thereunder;

                           (vii) use its best efforts to comply with all rules and regulations of the Nasdaq National Market, or such other principal securities exchange on which the equity securities issued by the Company are then quoted or
                                    listed  and  traded,   to  ensure  that  the
                                    Registrable Securities are freely tradeable thereon upon registration thereof under the Act;

                           (viii) provide, if one has not already been appointed by the Company, a transfer agent and registrar for all Registrable Securities

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                                    covered by such  Registration  Statement not
                                    later  than  the  effective   date  of  such
                                    Registration Statement;

                          (ix) enter into a cross-indemnity agreement, in customary form, with each underwriter, if any;

                          (x) include in the Registration Statement filed with the Commission, all Registrable Securities; and promptly, within two (2) Business Days after filing of such a registration statement or prospectus or any amendments or supplements thereto, the Company shall furnish to each Holder copies of all such documents so filed including, if requested, documents incorporated by reference in the registration statement; and notify each selling Holder of any stop order issued or threatened by the Commission and use its best efforts to prevent the entry of such stop order or to remove it if entered;

                         (xi) notify each selling Holder, at any time when a prospectus relating to such selling Holder's Registrable Securities is required to be delivered under the Act, of the occurrence of any event as a result of which the prospectus included in such registration statement contains an untrue statement of a material fact or omits to state any material fact necessary to make the statements therein not misleading, and as soon as practicable prepare a supplement or amendment to such prospectus so that, as thereafter delivered to the purchasers of such Registrable Securities, such prospectus will not contain an untrue statement of a material fact or omit to state any material fact necessary to make the statements therein not misleading;

                       (xii) cause all such Registrable Securities to be listed on the Nasdaq National Market System (or on such other principal securities exchange on which the equity securities issued by the Company are then quoted or listed and traded);

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                       (xiii)       enter  into  an  underwriting  agreement  in
                                    customary  form  and  take  all  such  other
                                    actions  that the  selling  Holders or their
                                    underwriters,  if any, reasonably request in
                                    order  to   expedite   or   facilitate   the
                                    disposition of such Registrable Securities;

                       (xiv) make available for inspection by each selling Holder and one (1) of its counsel acting for them, any underwriter participating in any disposition pursuant to such registration statement, and any counsel retained by any such underwriter, all pertinent financial and other information and corporate documents of the Company reasonably requested, and cause the Company's officers, directors and employees to supply all information reasonably requested by any such selling Holder, underwriter or counsel in connection with such registration statement and to participate in "road shows" or management presentations as may be reasonably requested by any underwriter;

                       (xv) with respect to any underwritten offering, use its reasonable best efforts to obtain a "cold comfort" letter from the Company's independent public accountants in customary form and covering such matters of the type customarily covered by "cold comfort" letters as the selling Holders or any underwriter may reasonably request;

                       (xvi) with respect to an underwritten offering, obtain an opinion of counsel to the Company, addressed to the selling Holders and any underwriter, in customary form and including such matters as are customarily covered by such opinions in underwritten registered offerings of equity securities as the selling Holders or any underwriter may reasonably request, such opinion to be reasonably satisfactory in form and substance to each selling Holder;

                       (xvii) furnish to each selling Holder upon request of such selling Holder within three (3) Business Days, copies of all correspondence between the Company, the Commission and any applicable state securities regulatory agencies relating to such registration;

                      (xviii) during the period that the Company is required to keep such Registration Statement effective, promptly and prior to the next Business Day, notify each selling Holder of Registrable Securities covered by such Registration Statement at any time when a prospectus relating thereto is required to be delivered under the Act, of the happening of any event as a result of which the
                                    prospectus  or  any  prospectus   supplement
                                    included in such registration  statement, as
                                    then in effect, or any material incorporated
                                    by  reference  therein,  includes  an untrue
                                    statement  of a  material  fact or  omits to
                                    state  any  material  fact  required  to  be
                                    stated  therein  or  necessary  to make  the
                                    statements  therein not  misleading in light
                                    of the circumstances then existing, or if it
                                    is  necessary  to amend or  supplement  such
                                    prospectus or any  prospectus  supplement or
                                    registration     statement    or    material
                                    incorporated by reference  therein to comply
                                    with the law, and at the request of any such
                                    selling Holder,  prepare and furnish to such
                                    selling Holder a reasonable number of copies
                                    of a  supplement  to or an amendment of such
                                    prospectus or any  prospectus  supplement or
                                    material  incorporated by reference  therein
                                    as may be necessary so that,  as  thereafter
                                    delivered   to  the   purchasers   of   such
                                    Registrable  Securities,  such prospectus or
                                    any   prospectus   supplement   or  material
                                    incorporated by reference therein shall not include an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the

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                                    statements  therein not  misleading in light
                                    of the  circumstances  then  existing and so
                                    that   such    prospectus    or   prospectus
                                    supplement  or  registration   statement  or
                                    material incorporated by reference therein, as amended or supplemented, will comply with the law;

                       (xix) upon the reasonable request of any selling Holder, to include in a prospectus supplement or an amendment to a Registrable Securities Shelf Registration any change in the information provided to the Company pursuant to Rules 507 or 508 under Regulation S-K under the Act; and

                       (xx) upon delivery of the certificates with respect to the Registrable Securities to be registered pursuant hereto, issue to any underwriter to which the selling Holder may sell such Registrable Securities in connection with any such registrations (and to any direct or indirect transferee of any such underwriter) certificates evidencing
                                    such  Registrable   Securities  without  any
                                    legend restricting the transferability of the Registrable Securities.

                  (b) Each selling Holder of Registrable Securities agrees that, upon receipt of any written notice from the Company of (i) any request by the Commission for amendments or supplements to a Registration Statement or related prospectus covering any of such selling Holder's Registrable Securities, (ii) the issuance by the Commission of any stop order suspending the effectiveness of a Registration Statement covering any of such selling Holder's Registrable Securities or the initiation of any proceedings for that purpose, (iii) the receipt by the Company of any notification with respect to the suspension of the qualification of any Registrable Securities for sale in any jurisdiction or the initiation or threatening of any proceeding for such purpose, (iv) the happening of any event that requires the making of any changes in the Registration Statement covering any of such selling Holder's Registrable Securities so that it will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading or that any related prospectus will not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading, and (v) the Company's reasonable determination that a post-effective amendment to a Registration Statement covering any of such selling Holder's Registrable Securities or a supplement to any related prospectus is required under the Act; such selling Holder will forthwith discontinue disposition of such Registrable Securities until it is advised in writing by the Company that the use of the applicable prospectus (as amended or supplemented, as the case may be) and disposition of the Registrable Securities covered thereby pursuant thereto may be resumed, provided, however,
(x) that such selling Holder shall not resume its disposition of Registrable Securities pursuant to such Registration Statement or related prospectus unless it has received notice from the Company that such Registration Statement or amendment has become effective under the Act and has received a copy or copies of the related prospectus (as then amended or supplemented. as the case may be) unless the Registrable Securities are then listed on a national securities exchange and the Company has advised such selling Holder that the Company has delivered copies of the related prospectus, as then amended or supplemented, in transactions effected upon such exchange, subject to any subsequent receipt by such selling Holder from the Company of written notice of any of the events contemplated by clauses (i) through (v) of this paragraph, and, (y) if so directed by the Company,

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such holder will deliver to the Company all copies,  other than  permanent  file copies then in such Holder's possession, of the prospectus covering such Registrable Securities current at the time of receipt of such notice. In the event the Holders are required to refrain from disposition of Registrable Securities for more than thirty (30) days in any three hundred sixty-five (365) day period, the Company shall be deemed in breach of this Agreement.

         Section 2.4 Registration Expenses. The Company shall bear all expenses incident to the Company's performance of or compliance with this Agreement, including, without limitation, all fees and expenses relating to the listing of any Registrable Securities with the Nasdaq National Market System (or on such other principal securities exchange on which the equity securities issued by the Company are then quoted or listed and traded), fees and expenses of compliance with securities or Blue Sky laws in jurisdictions reasonably requested by any selling Holder or underwriter pursuant to Section 2.3(b) (including reasonable fees and disbursements of counsel in connection with Blue Sky qualifications of the Registrable Securities), all word processing, duplicating and printing expenses, messenger and delivery expenses, fees and disbursements of counsel for the Company and one (1) counsel for the selling Holders (selected by Holders holding a majority of the Registrable Securities), independent public accountants (including the expenses of any special audit or "cold comfort" letters required by or incident to such performance) and underwriters (excluding discounts, commissions or fees of underwriters, selling brokers, dealer managers or similar securities industry professionals attributable to the securities being registered, which discounts, commissions or fees with respect to any selling Holder's respective Registrable Securities shall be paid by such selling Holder), all the Company's internal expenses (including, without limitation, all salaries and expenses of its officers and employees performing legal or accounting duties), fees of the National Association of Securities Dealers, Inc., the expense of any annual audit, the expenses of any special audit incident to or required by any registration, the expense of any liability insurance (if the Company determines to obtain such insurance) and the reasonable fees and expenses of any special experts (including attorneys) retained by the Company (if it so desires) in connection with such registration and fees and expenses of other persons retained by the Company.

         Section 2.5       Indemnification.

                  (a) In the event of any registration of any of the Registrable Securities under the Act pursuant to this Agreement, the Company will indemnify and hold harmless the selling Holder of such Registrable Securities, each of its officers, directors, partners, legal counsel and accountants, each underwriter (if any) and each other person, if any, who controls such selling Holder or such underwriter within the meaning of the Act, against any expenses, losses, claims, damages or liabilities, joint or several, arising out of or based upon any untrue statement (or alleged untrue statement) of a material fact contained in any Registration Statement under which such Registrable Securities were registered under the Act, any preliminary prospectus, final prospectus or summary prospectus contained in the Registration Statement, or any amendment or supplement to such Registration Statement, or arising out of or based upon any omission (or alleged omission) to state a material fact required to be stated therein or necessary to make the statements therein not misleading, or any violation by the Company of the Act or any rule or regulation promulgated thereunder applicable to the Company and relating to action or inaction required of the Company in connection with any such registration; and, subject to Section 2.5(c) below, the Company will reimburse such selling Holder, each of its officers, directors, partners, legal counsel and accountants, each underwriter, if any, and each such controlling person for any legal and any other expenses reasonably incurred by such selling Holder or controlling person in connection with investigating and defending any such expense, loss, claim, damage, liability or action; provided, however, that the Company will not be liable in any such case to the extent that any such expense, loss, claim, damage or liability arises out of or is based upon any untrue statement or omission made in such Registration Statement, preliminary prospectus, final prospectus, or summary prospectus, or any such amendment or supplement, made in reliance upon and in conformity with information furnished to the Company, in writing, by such selling Holder and stated to be specifically for use therein.

                  (b) Each selling Holder of Registration Securities will, severally, and not jointly and severally, in the event that any Registrable
Securities held by such selling Holder as to which any registration is being effected under the Act pursuant to this Agreement, indemnify and hold harmless the Company, each of its directors and officers and each underwriter (if any), and each other person, if any, who controls the Company or any such underwriter within the meaning of the Act, against any losses, claims, damages or liabilities, joint or several, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement of a material fact contained in any Registration Statement under which such Registrable Securities were registered under the Act, any preliminary prospectus, final prospectus or summary prospectus contained in the Registration Statement, or any amendment or supplement to the Registration Statement, or arise out of or are based upon any omission to state a material fact required to be stated therein or necessary to make the statement therein not misleading, if the statement or omission was made in reliance upon and in conformity with information furnished in writing to the Company by such selling Holder and stated to be specifically for use therein, and shall reimburse the Company, its directors and officers, and each such controlling person for any legal or other expenses reasonably incurred by any of them in connection with investigation or defending any such loss, claim, damage, liability or action. This indemnity shall remain in full force and effect for the applicable statute of limitation period regardless of any investigation made by or on behalf of the Company or such controlling person and shall survive the transfer of shares. No selling Holder shall be liable to the Company and the other indemnified parties under this Section 2.5(b) for any amount in excess of the net proceeds received from the Registrable Securities sold by it pursuant to the Registration Statement.

                  (c) Each party entitled to indemnification  under this Section
2.5 (the "Indemnified Party") shall give notice to the party required to provide indemnification (the "Indemnifying Party") promptly after such Indemnified Party has actual knowledge of any loss, claim, action, damage or liability as to which indemnity may be sought, and shall permit the Indemnified Party to assume the defense of any such claim or any litigation resulting therefrom; provided, that counsel for the Indemnifying Party who shall conduct the defense of such claim or litigation, shall be approved by the Indemnified Party whose approval shall not be unreasonably withheld); and, provided, further, that the failure of any Indemnified Party to give notice as provided herein shall not relieve the Indemnified Party of its obligations under this Section 2.5, except to the extent that such failure to give notice prejudices the Indemnifying Party or such Indemnifying Party is damaged by such delay. The Indemnified Party may participate in such defense at such party's expense; provided, however, that the Indemnifying Party shall pay such expense (but in no event shall the Indemnifying Party be obligated to pay the fees and expenses of more than one counsel for the Indemnified Party or Parties) if representation of such Indemnified Party by the counsel retained by the Indemnifying Party would, in the reasonable judgment of the Indemnified Party, be inappropriate due to actual or potential conflict of interests between the Indemnified Party and any other party represented by such counsel in such proceeding. If, in the Indemnified Party's reasonable judgment, a conflict of interest between such Indemnified and Indemnifying Parties may exist in respect of such claim, the Indemnified Party may assume the defense of such claim, jointly with any other Indemnified Party that reasonably determines such conflict of interest to exist, and the Indemnifying Party shall be liable to such Indemnified Parties for the reasonable legal fees and expenses of one counsel for all such Indemnified Parties and for other expenses reasonably incurred in connection with the defense thereof incurred by the Indemnified Parties. No Indemnifying Party, in the defense of any such claim or litigation shall, except with the consent of each Indemnified Party (which consent shall not be unreasonably withheld), consent to entry of any judgment or enter into any settlement which does not include as an unconditional term thereof the giving by the claimant or plaintiff to such Indemnified Party of a release from all liability in respect of such claim or litigation, and no Indemnified Party shall consent to entry of any judgment or settle such claim or litigation without the prior written consent of the Indemnifying Party.

                  (d) If the indemnification provided for in this Section 2.5 is finally determined by a court of competent jurisdiction to be unavailable to an Indemnified Party with respect to any loss, liability, claim, damage, or expense referred to therein or contribution is required under the Act in circumstances for which indemnification is provided under this Section 2, then the Indemnifying Party, in lieu of indemnifying such Indemnified Party hereunder, shall contribute to the amount paid or payable by such Indemnified Party as a result of such loss, liability, claim, damage, or expense in such proportion as is appropriate to reflect the relative benefits received by the Indemnifying Party on the one hand and the Indemnified Party on the other and also the relative fault of the Indemnifying Party and the Indemnified Party as well as any other relevant equitable considerations. The relative fault of the Indemnifying Party and of the Indemnified Party shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission to state a material fact related to information supplied by the Indemnifying Party or by the Indemnified Party and the parties' relative intent, knowledge, access to information, and opportunity to correct or prevent such statement or omission; provided, however, that, in any such case,
(A) no Holder will be required to contribute any amount in excess of the net proceeds received from the Registrable Securities sold by it pursuant to such Registration Statement, and (B) no person or entity guilty of fraudulent misrepresentation, within the meaning of Section 11(f) of the Act, shall be entitled to contribution from any person or entity who is not guilty of such fraudulent misrepresentation.

                  (e) Indemnification and contribution similar to that specified in this Section 2.5(e) (with appropriate modifications) shall be given by the Company and each selling Holder with respect to any required registration or other qualification of Registrable Securities under any Federal or state law or regulation of any governmental authority, other than the Act.

                  (f) The indemnification required by this Section 2.5 shall be made by periodic payments of the amount thereof during the course of the investigation or defense, as and when bills are received or expense, loss, damage or liability is incurred.

                  (g) The  obligations  under this Section 2.5 shall survive the
completion  of  any  offering  of  Registrable   Securities  in  a  Registration
Statement.

         Section 2.6      Indemnification with Respect to Underwritten Offering.

                  (a) In the event that Registrable Securities are sold pursuant to a Registration Statement in an underwritten offering, the Company agrees to enter into an underwriting agreement containing customary representations and warranties with respect to the business and operations of the Company and customary covenants and agreements to be performed by the Company, including without limitation customary provisions with respect to indemnification by the Company of the underwriters of such offering.

                  (b) No Holder may participate in any underwritten registration pursuant to Section 2 hereunder unless such Holder (i) agrees to sell the Registrable Securities which it proposes to sell in such underwritten registration on the basis provided in any underwriting arrangements approved by the persons entitled hereunder to approve such arrangements and (ii) completes and executes all questionnaires, powers of attorney, reasonable and customary indemnities, underwriting agreements and other documents required under the terms of such underwriting arrangements and provides such other information and documentation as the Company or the underwriters may reasonably request in connection with such underwritten registration.

         Section 2.7 Information by Holder. Each holder of Registrable Securities included in any Registration shall furnish to the Company such information regarding such holder and the distribution in proposed by such holder as the Company may reasonably request in writing and as shall be required in connection with any registration, qualification or compliance referred to in this Article 2.

         Section 2.8 Termination. All of the Company's obligations to register Registrable Securities under this Agreement pursuant to this Agreement shall terminate on the earlier of (x) when there are no Registrable Securities as defined herein and (y) seven years from the date hereof.

         Section 2.9       Transfer of Rights.

                  (a) The rights and obligations of each Holder (or assignee thereof) under this Agreement may be transferred or assigned by such Holder (or assignee thereof), in whole or in part, without the consent of the Company or any other Holder, (i) to any Affiliate of the Holder or (ii) any person or entity acquiring at least two hundred fifty (250) Registrable Securities (as adjusted for stock splits, stock dividends, recapitalization or similar events) (all of such parties, collectively, the "Permitted Transferees"). The Company may not assign this Agreement or any of its rights or obligations hereunder or under the Warrant without the prior written consent of each Holder and each Warrant holder (which consent may be withheld for any reason in the sole discretion of such Holder or Holders).

                  (b) Any transferee (other than a Holder who is already a party to an agreement in form and substance similar to this Agreement) to whom rights under this Agreement are transferred shall, as a condition to such transfer, deliver to the Company a written instrument by which such transferee identifies itself, gives the Company notice of the transfer of such rights, indicates the Registrable Securities owned by it and agrees to be bound by the obligations imposed upon the Investor under this Agreement.

                  (c) A transferee to whom rights or obligations are transferred pursuant to this Section 2.9 may not again transfer such rights or obligations to any other person or entity, other than as provided in this Section 2.9.

         Section 2.10 Rule 144. The Company will file the reports required to be filed by it under the Act and the Exchange Act, and will take such further action as any Holder of Registrable Securities may reasonably request, all to the extent required from time to time to enable such Holder to sell Registrable Securities without registration under the Act within the limitations of the exemptions provided by (a) Rule 144 under the Act, as such Rule may be amended from time to time, or (b) any similar rule or regulation hereafter adopted by the Commission. Upon the written request of any Holder of Registrable
Securities, the Company will deliver to such Holder, within five (5) days of delivery of such request, a written statement as to whether it has complied with such filing requirements. In connection with any sale of Registrable Securities that will result in such securities no longer being "restricted securities" (as defined in Rule 144 promulgated under the Act), the Company shall cooperate with the selling Holders and the underwriter(s), if any, and facilitate the preparation and delivery of certificates representing such securities to be sold which do not bear any restrictive legends to permit delivery of such securities.

         Section 2.11 Information Reports. The Company covenants that, except at such times as the Company is a reporting company under Section 13 or 15(d) of the Exchange Act, the Company shall, upon the written request of any Holder of Registrable Securities, provide to any such Holder and to any prospective institutional transferee of Registrable Securities designated by such Holder, within five (5) Business Days after delivery of such written request, such financial and other information as is available to the Company and as such Holder may reasonably determine is required to permit a transfer of such Registrable Securities to comply with the requirements of Rule 144A promulgated under the Act.

         Section 2.12 Investor Representations. In connection with the acquisition of the Warrants, the Investor hereby represents that it has such knowledge and experience in financial and business matters that the Investor is capable of evaluating the merits and risks of its investment contemplated by this Agreement and has the capacity to protect its own interests. The Investor acknowledges that investment in the Warrant and the shares of Company common stock issuable upon exercise of such Warrant ("Warrant Shares") is highly speculative and involves a substantial and high degree of risk of loss of the entire investment. The Investor has adequate means of providing for current and anticipated financial needs and contingencies, is able to bear the economic risk of its investment in the Warrant and Warrant Shares and could afford complete loss of such investment. The Investor is an "accredited investor" (as such term is defined in Rule 501 of Regulation D under the Act).

         Section 2.13 Market Stand-off Agreement. Each Holder agrees, in connection with any underwritten public offering that, upon request of the Company or the underwriters managing any underwritten public offering of the Company's securities, not to sell, make any short sale of, loan, grant any option for the purchase of, or otherwise dispose of any Common Stock of the Company (other than those shares of Common Stock included in the registration) without the prior written consent of the Company or such underwriters, as the case may be, for such period of time (not to exceed one hundred twenty (120)
days) from the effective date of such registration as may be requested by the underwriters. The Company may impose stop-transfer instructions with respect to the Registrable Securities of each Holder (and the shares or securities of every other person subject to the foregoing restriction) until the end of such period.

                                    ARTICLE 3

                                  MISCELLANEOUS

         Section 3.1 Notices. All notices, demands, instructions and other communications required or permitted to be given to or made upon any party hereto shall be in writing delivered to the parties at the addresses set forth on the signature page hereof (or such other address as may be provided by one party in a notice to the other). Notice delivered in accordance with the foregoing shall be effective (i) when delivered, if delivered personally, (ii) three (3) hours after confirmation of receipt, if delivered by facsimile transmission, or (iii) two (2) days after being delivered in the United States (properly addressed and all fees paid) for by overnight delivery service to a courier (such as Federal Express) which regularly provides such service and regularly obtains executed receipts evidencing delivery. Notices shall not be given via U.S. Mail.

         Section 3.2 Binding Effect. This Agreement shall be binding upon and inure to the benefit of and be enforceable by (i) the parties hereto; (ii) the Permitted Transferees; and (iii) the respective successors of the foregoing, including those resulting by operation of law.

         Section 3.3 Headings. Article and Section headings used in this Agreement are for convenience of reference only and shall not constitute a part of this Agreement for any purpose or affect the construction of this Agreement.

         Section 3.4 Execution in Counterparts. This Agreement may be executed in any number of counterparts and by different parties on separate counterparts, each of which counterparts, when so executed and delivered, shall be deemed to be an original and all of which counterparts, taken together, shall constitute one and the same Agreement. This Agreement shall become effective upon the execution of a counterpart hereof by each of the parties hereto.

         Section 3.5 Governing Law. This Agreement shall be deemed to have been made in the State of New York and the validity of this Agreement, the construction, interpretation and enforcement thereof, and the rights of the parties thereto shall be determined under, governed by, and construed in accordance with the internal laws of the State of New York, without regard to principles of conflicts of law.

         Section 3.6 Survival of Agreements, Representations and Warranties. All agreements, representations and warranties made herein shall survive the execution and delivery of this Agreement.

         Section 3.7 WAIVER OF JURY TRIAL. THE COMPANY WAIVES (A) THE RIGHT TO TRIAL BY JURY (WHICH INVESTOR HEREBY ALSO WAIVES) IN ANY ACTION, SUIT, PROCEEDING, OR COUNTERCLAIM OF ANY KIND ARISING OUT OF OR RELATED TO THIS AGREEMENT, THE WARRANT OR THE WARRANT CERTIFICATE. THE COMPANY WARRANTS AND REPRESENTS THAT IT HAS REVIEWED THE FOREGOING WAIVER WITH ITS LEGAL COUNSEL AND HAS KNOWINGLY AND VOLUNTARILY WAIVED ITS JURY TRIAL RIGHTS FOLLOWING CONSULTATION WITH LEGAL COUNSEL. IN THE EVENT OF LITIGATION, THIS AGREEMENT MAY BE FILED AS A WRITTEN CONSENT TO A TRIAL BY THE COURT.

         Section 3.8 Amendment and Waivers. Any term of this Agreement may be amended and the observance of any term of this Agreement may be waived (either generally or in a particular instance and either retroactively or prospectively), with the written consent of the Company and the holders of at least 51% of the Registrable Securities; provided, that this Agreement may be amended with the consent of the holders of less than all Registrable Securities (but not less than 51% of such shares) only in a manner which affects all Registrable Securities in the same fashion. In no event may this Agreement be amended to (i) shorten the Effectiveness Period, (ii) extend the Effectiveness Target Date or (iii) require a Holder to pay expenses otherwise borne by the Company under Section 2.4, without the prior written consent of each Holder affected thereby. No waivers of or exceptions to any term, condition or provision of this Agreement, in any one or more instances, shall be deemed to be, or construed as, a further or continuing waiver of any such term, condition or provision.

         Section 3.9 Availability of Equitable Remedies. Each party acknowledges that a breach of the provisions of this Agreement could not adequately be compensated by money damages. Accordingly, any party shall be entitled, in addition to any other right or remedy available to it, to an injunction restraining such breach or a threatened breach and to specific performance of any such provision of this Agreement, and in either case no bond or other security shall be required in connection therewith, and the parties hereby consent to such injunction and to the ordering of specific performance.

         Section 3.10      Entire Agreement.   This  Agreement  sets  forth  the
entire understanding of the parties with respect to the subject matter hereof.

         Section 3.11 Attorney's Fees. Any holder of the Warrant shall be entitled to recover from the Company the reasonable attorney's fees and expenses incurred by such holder in connection with enforcement by such holder of any obligation of the Company hereunder or under the Warrant.

         Section 3.12 No Impairment Rights. The Company will not, by amendment of its Certificate of Incorporation or through any other means, avoid or seek to avoid the observance or performance of any of the terms of this Agreement, but will at all times in good faith assist in the carrying out of all such terms and in the taking of all such action as may be necessary or appropriate in order to protect the rights of the holder of this Agreement against impairment.

         Section 3.13      No Inconsistent or Superior Registration Rights.

                  (a) From and after the date of this Agreement, the Company shall not, without the prior written consent of the Holders of a majority in principal amount of Registrable Securities, (i) enter into any agreement granting registration rights with respect to the Common Stock or other securities which are inconsistent with or superior to the rights granted to the Holders hereunder; or (ii) amend any agreement, in effect as of the date hereof, so as to grant registration rights to any other person or entity which causes such registration rights to be inconsistent with those granted to the Holders hereunder or to otherwise adversely affect the registration rights granted to the Holders hereunder.

                  (b) Notwithstanding the foregoing, the Investor acknowledges and agrees that comparable registration rights have been granted concurrently herewith to (i) the holders of the Company's warrants issued pursuant to that certain Financing Agreement dated of even date herewith by and among the Company, Ultradata Corporation, MECA Software, L.L.C., MoneyScape Holdings, Inc., the Lenders (as such term is defined in the Financing Agreement), Foothill Capital Corporation, as administrative agent for the Lenders, and Ableco Finance LLC, as collateral agent for the Lender Group (as such term is defined in the Financing Agreement) and (ii) the holders of the 10% Convertible Subordinated Discount Notes issued pursuant to that certain Note Purchase Agreement dated of even date herewith by and among the Company, the subsidiaries of the Company listed on Exhibit A thereto, and the purchasers of such notes listed on the signature page thereof.



                            [Signature Page Follows.]

                [SIGNATURE PAGE TO REGISTRATION RIGHTS AGREEMENT]

         IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed as of the date first above written.


COMPANY:                               CFI PROSERVICES, INC.


                                       By:        /s/ Kurt W. Ruttum
                                                  ------------------
                                       Name:      Kurt W. Ruttum
                                       Title:     Vice President and Chief
                                                       Financial Officer
                                       Address:   400 SW Sixth Avenue
                                                  Portland, OR  97204


INVESTOR:                              U.S. BANCORP LIBRA, A DIVISION OF U.S.
                                       BANCORP INVESTMENTS, INC.


                                       By:        /s/ Eben Perison
                                                  ----------------
                                       Name:      Eben Perison
                                       Title:     General Counsel
                                       Address: